UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

JANONE INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

On February 7, 2023, WSRP, LLC (“WSRP”), informed JanOne Inc. (the “Company”) that it resigned as the Company’s independent registered public accounting firm. The audit report of WSRP on the Company’s financial statements for the fiscal years ended January 1, 2022 and January 2, 2021 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended January 1, 2022 and January 2, 2021, and for the subsequent interim period through the date of this Current Report on Form 8-K (the “Form 8-K”), the Company had no “disagreements” (as described in Item 304 (a)(1)(iv) of Regulation S-K) with WSRP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WSRP, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements. During the Company’s two most recent fiscal years ended January 1, 2022 and January 2, 2021, and for the subsequent interim period through the date of this Form 8-K, there was no “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K other than the following material weaknesses (A) reported in the Company’s Quarterly Report on Form 10-Q for the period ended October 1, 2022: (1) Insufficient information technology general controls and segregation of duties. It was noted that people who were negotiating a contract, were also involved in approving invoices without proper oversight. Additional controls and procedures are necessary and are being implemented to have checks and balances on significant transactions and governance with those charged with governance authority; (2) inadequate control design or lack of sufficient controls over significant accounting processes; the cutoff and reconciliation procedures were not effective with certain accrued and deferred expenses; (3) insufficient assessment of the impact of potentially significant transactions; and (4) insufficient processes and procedures related to proper recordkeeping of agreements and contracts. In addition, contract to invoice reconciliation was not effective with certain transportation service providers.

The Company provided WSRP with a copy of the disclosures it is making in this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that WSRP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of that letter, dated February 13, 2023, is filed as Exhibit 16.1 to this Current Report.

On February 7, 2023, the Audit Committee of the Board of Directors of the Company approved the engagement of, and the Company engaged, Frazier & Deeter, LLC, as the Company’s new independent registered public accounting firm, effective immediately. During the Company’s two most recent fiscal years ended January 1, 2022 and January 2, 2021 and for the subsequent interim period through the date of filing this Form 8-K, neither the Company, nor anyone on behalf of the Company consulted with Frazier & Deeter, LLC, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

16.1	Letter of WSRP, LLC, dated February 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name: Tony Isaac
Title: President and Chief Executive Officer

Dated: February 13, 2023